Exhibit 10.15
AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) dated the 20th day of April, 2023, amends the Securities Purchase Agreement, dated September 19, 2022 (the “SPA”) by and among Stronghold Digital Mining Inc. (the “Company”) and Armistice Capital Master Fund Ltd. (the “Purchaser”) as set forth below:

The parties do hereby agree as follows:

1.Effective upon the closing of the Securities Purchase Agreement, dated April 20, 2023 (the “2023 SPA”), between the Company and the Holder, the parties agree that (i) Section 4.2(b) is deleted from the SPA and (ii) Section 4.11(b) in the SPA shall be replaced by Section 4.11(b) in the 2023 SPA in its entirety.
2.Except as amended herein, the remaining terms and conditions of the SPA shall remain in full force and effect.
3.This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STRONGHOLD DIGITAL MINING, INC.

By:__/s/ Matthew J. Smith_____________
Name: Matthew J. Smith
Title: Chief Financial Officer

ARMISTICE CAPITAL MASTER FUND LTD.

By:__/s/ Steven Boyd ______
Name: Steven Boyd
Title: CIO of Armistice Capital, LLC, the Investment Manager